Exhibit 99.1

For immediate release	For More Information:
F. Scott Dueser, Chairman, President & CEO
325.627.7155

FIRST FINANCIAL ANNOUNCES THE ELECTION OF MICHELLE S. HICKOX AS CHIEF FINANCIAL OFFICER

ABILENE, Texas, January 10, 2023 – First Financial Bankshares, Inc. (NASDAQ: FFIN) (the “Company”, “First Financial Bankshares”, “we”, “us” or “our”) announced the election of Michelle S. Hickox as Executive Vice President and Chief Financial Officer to replace James R. Gordon.

“We are delighted to welcome Michelle to the Company’s executive management team and to Abilene,” said F. Scott Dueser, Chairman, President, and CEO. “Michelle's vast banking, accounting, and public company knowledge, experience, and expertise, especially in a larger bank, will be instrumental in helping us continue to grow.”

Mrs. Hickox most recently served as Chief Financial Officer of Independent Financial Group, Inc. (IBTX) and its subsidiary, Independent Bank, an $18 billion publicly-traded bank holding company based in McKinney, Texas, where she led IBTX through its initial public offering in 2013 and played a key role in ten acquisitions during her tenure. Prior to joining IBTX, Mrs. Hickox was an audit partner at RSM US LLP in Dallas, serving financial institutions throughout Texas. She is a certified public accountant and a graduate of Texas A&M University, where she currently serves as a trustee of the 12th Man Foundation.

Mr. Gordon resigned from his position as Executive Vice President and Chief Financial Officer, secretary and treasurer of the Company and its affiliates and subsidiaries effective January 9, 2023, in order to pursue other opportunities. Mr. Gordon’s resignation did not result from any disagreement with the Company, and Mr. Gordon has agreed to serve as a consultant to assist in the transition process.

“On behalf of our board of directors, I thank James for his contributions and wish him much success in his future endeavors,” said Mr. Dueser.

About First Financial Bankshares, Inc.

Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company that, through its subsidiary, First Financial Bank, N.A., operates multiple banking regions with 79 locations in Texas, including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Bryan, Burleson, College Station, Cisco, Cleburne, Clyde, Conroe, Cut and Shoot, Decatur, Eastland, El Campo, Fort Worth, Fulshear, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Kingwood, Lumberton, Magnolia, Mauriceville, Merkel, Midlothian, Mineral Wells, Montgomery, Moran, New Waverly, Newton, Odessa, Orange, Palacios, Port Arthur, Ranger, Rising

Star, Roby, San Angelo, Southlake, Spring, Stephenville, Sweetwater, Tomball, Trent, Trophy Club, Vidor, Waxahachie, Weatherford, Willis, and Willow Park. First Financial Bankshares, Inc., also operates First Financial Trust & Asset Management Company, N.A., with ten locations, and First Technology Services, Inc., a technology operating company.

First Financial Bankshares, Inc., is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial Bankshares, Inc., please visit our website at http://www.ffin.com.

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Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the management of First Financial Bankshares, Inc. (the “Company”), as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such "forward-looking statements" are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company's expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company's website or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.